Exhibit 99.2

SHARE PURCHASE AGREEMENT THIS AGREEMENT is made on BETWEEN: I. AW JEEN RONG (NRIC No. 701115-11-5281), a Malaysia citizen of full age and having a principal address at A18-01, PAVILION HILLTOP MONT KIARA, CHANGKAT DUTA MONT KIARA, 50480 KUALA LUMPUR, MALAYSIA { 'Vendor"); AND II. LEE PING WEI (NRIC No. 891015-01-6163), a Malaysia citizen of full age and having a principal address at 44, LORONG ALMA JAVA 31, TAMAN ALMA JAVA 14000, BUKIT MERTAJAM, PULAU PINANG (''Purchaser") RECITALS Whereas: (A) GRAPHJET TECHNOLOGY, a Cayman Island incorporated company having its principal executive office at Lot 3895, Lorong 6D, Kampung Baru Subang, Seksyen U6, 40150 Shah Alam, Selangor, Malaysia ("Company"). (8) The Vendor has agreed to sell to the Purchaser, and the Purchaser has agreed to purchase from the Vendor, the legal and beneficial ownership of the Sale Shares (as defined herein), representing the entire equity interest in the Company, for the Consideration (as defined herein) upon the terms and conditions hereinafter set out in this Agreement. NOW IT IS HEREBY AGREED as follows: 1. DEFINITIONS AND INTERPRETATION 1.1 Definition In this Agreement the following words and expressions have the following meanings unless they are inconsistent with the context:- 11Completion Date" means the date on completion of the sale of shares takes place in accordance with Clause 3 herein "Sale Shares" means the 8,609,306 ordinary shares held by the Vendor in the Company 2. AGREEMENT TO SELL AND PURCHASE 2.1 Subject to the terms and conditions of this Agreement, the Vendor shall sell to the Purchaser and the Purchaser shall purchase from the Vendor the Sale Shares free from all charges, liens, pledges, trust and other encumbrances and with all rights, benefits and entitlements now or thereafter attaching thereto, for the consideration herein stated.

2 U on cu ·o l old ......... di g om n h V n or ton f thi n . 11 hv r o nt I UR C 10 3. Th on id rat· n for th sale nd purch s of th Sale hares herein s h Pure Consi er t'on. Th rchas Conside a Ion al be paid or s tis 1ed iby t e P re y1ng he V n or RM4,000 only wi hin 3 ,days from the transfer oft ........ Sale Sh r t th urchas r. 3. CO PLETION 3. , The Vendor and the Purchaser sl1all work together so as to within 30 d ys fro t execution of this Agreement, cause th al Shares to be transf rr d o th Purcha er. 4 DEFAULT .1 In the event that any of the parties hereto shall make defaul·n the performance of its obligat·ons and covenants herein, the other party shalil be entitled to t e remedy of specific performance against the defaulting party. 4.2 The Vendor sha\l be entitled to rescind this Agreement by giving notice of term·nation in wnting to the Purchaser and the Deposit shall be forfeited by the Vendor as agreed liquidated damages, if prior to and including the Completion Date any of the Warran·es on the part of the Purc·haser is not or was not true or if there is any material breach or non- ulfilment of any of the Warranties and Undertakings on the part of the Purchaser which (be,ng capable of remedy) is not remedied prior to the Completion Date or the Purchaser fai\s to pay the Ba\a,nce Purchase Consideration in accordance with the terms of th·s Agreement. Upon such forfeiture and determination, this Agreement shall become null and void without prejudice to the rights of the partjes in respect of any antecedent breach. 5. NO ASSIGNMENT TO·THIRD PARTIES This Agreement and all rights and obligations hereunder are personal o the parties, hereto and each party hereto shall not assign or attempt to assign any such rights or obligations to any third party without th,eprior written consent of the other party hereto. 6. NOTICE Notice required or permitted to be given her,eunder shall be in writing and shal.l be deemed to have been validly given to either party if delivered to or sent by registered post to its address above stated or its last known registered office or place of business or the address herein stated.and if so given shall be deemed to be received when delivered (if delivered by hand) or on the third day after despatch (if despatched by m.ail).

7. FURTHER DEEDS AND ACTS All the part1·85 hereto shall execute and do and procure all other persons or companies if necessary, to execute and do all such further deeds, assurance. acts and things as may be reasonably required so that full effect may be given to the terms and conditions of this Agreement. 8. COSTS The costs of and incidental to this Agreement and the stamp fees for the transfer shall be borne and paid by the Purchaser. Each party shall bear its own solicitors' costs. 9. ENTIRE AGREEMENT This Agreement constitutes the entire agreement between the parties pertaining to this subject matter and supercedes all prior agreements and understandings of the parties in connection thereto. 10. GOVERNING LAW This Agreement is governed by and shall be construed in accordance with the laws of Malaysia and each party hereby irrevocably submits to the jurisdiction of the courts of Malaysia. 11. TIME Time wherever mentioned herein shall be of essence in this Agreement. 12. BINDING EFFECT This Agreement shall be binding upon the respective heirs, personal representatives, permitted assigns and successors in title of the Vendor and the Purchaser herein. 13. COUNTERPARTS This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF the parties hereto have hereunto set their hands the day and year first above written. VENDOR The execution of this Agreement by ) AWJEEN RONG ) (NRlC No. 701115-11-5281), ) In the presence of _, Name. NRIC No: PURCHASER The xecution of this Agreement by LEE PING WEI (NRIC No. 891015�01-6163) In the presence of )I --,-,11,--- Na e: Aw Jeen Rong N IC No. 701115-11-5281 ) ) ) Name: NRIC No: Name: Lee Ping Wei NRIC No: 891015-01-6163